PURCHASE AGREEMENT

Spirit of America Investment Fund, Inc. (the “Company”), a Maryland Corporation, on behalf of the Spirit of America Income & Opportunity Fund (the “Portfolio”) and                      (the “Purchaser”) hereby agree as follows:

1.	The Company hereby offers to the Purchaser and the Purchaser hereby agrees to purchase 1,000 shares of the Fund at $10.00 per share, each share with a par value of $.001 (hereafter “Shares”). The Shares are the “initial shares” of the Fund. The Purchaser hereby acknowledges receipt of a purchase confirmation reflecting the purchase of the Shares, and the Company hereby acknowledges receipt from the Purchasers of funds in the aggregate amount of ten thousand dollars ($10,000.00) in full payment for the Shares.

2.	The Purchaser represents and warrants to the Company that the Shares are being acquired for investment purposes and not for the purpose of distribution.

3.	The Company represents that a copy of its Articles of Incorporation is on file at the Maryland Secretary of State’s office.

4.	This Agreement has been executed on behalf of the Fund by the undersigned officer of the Company in his capacity as an officer of the Company. The obligations of this Agreement shall be binding only upon the assets and property of the Fund and shall not be binding upon any individual Director, officer or shareholder of the Fund or the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 8th day of May, 2013.

Attest:	SPIRIT OF AMERICA INVESTMENT FUND, INC.

By:

Name:
	Name:	David Lerner

	Title:	President

Attest:	PURCHASER

By:

Name:		John Dempsey, President

PURCHASE AGREEMENT

Spirit of America Investment Fund, Inc. (the “Company”), a Maryland Corporation, on behalf of the Spirit of America Income & Opportunity Fund (the “Portfolio”) and John Dempsey (the “Purchaser”) hereby agree as follows:

1.	The Company hereby offers to the Purchaser and the Purchaser hereby agrees to purchase 1,000 shares of the Fund at $10.00 per share, each share with a par value of $.001 (hereafter “Shares”). The Shares are the “initial shares” of the Fund. The Purchaser hereby acknowledges receipt of a purchase confirmation reflecting the purchase of the Shares, and the Company hereby acknowledges receipt from the Purchasers of funds in the aggregate amount of ten thousand dollars ($10,000.00) in full payment for the Shares.

2.	The Purchaser represents and warrants to the Company that the Shares are being acquired for investment purposes and not for the purpose of distribution.

3.	The Company represents that a copy of its Articles of Incorporation is on file at the Maryland Secretary of State’s office.

4.	This Agreement has been executed on behalf of the Fund by the undersigned officer of the Company in his capacity as an officer of the Company. The obligations of this Agreement shall be binding only upon the assets and property of the Fund and shall not be binding upon any individual Director, officer or shareholder of the Fund or the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 8th day of May, 2013.

Attest:	SPIRIT OF AMERICA INVESTMENT FUND, INC.

By:

Name:
	Name:	David Lerner

	Title:	President

Attest:	PURCHASER

By:

Name:		John Dempsey, President